UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1 to FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2010
Date of Report (Date of earliest event reported)

Car Charging Group, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Suite 425
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

(305) 521-0200
(Registrant’s telephone number, including area code)

 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On June 30, 2010 Car Charging Holdings, LLC a wholly owned subsidiary of Car Charging Group, Inc. (the “Company”) entered into an electric car charging station, installation, supply and maintenance agreement (the “Agreement”)t with Airport Parking, LLC d/b/a Park Bark and Fly (the “Park Bark”). Pursuant to the Agreement, the Company will install and maintain electric vehicle chargers at Park Bark an airport parking facility located near Orlando International Airport.  Park Bark’s facility can accommodate approximately 3500 vehicles. The Company will share with Park Bark a percentage of any revenue derived from the charging stations.  The Company is the exclusive provider to that location for a term of 7 years, with the option to renew twice at 2 yr periods.

Item 9.01 -Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Car Charging Group, Inc.

/s/ Michael D. Farkas
Michael D. Farkas Chief Executive Officer

Dated: July 2, 2010